EXHIBIT 99.1

Gladstone Capital Corporation Reports Results for the Third Quarter Ended June 30, 2009

 * Net Investment Income was $5.4 million or $0.26 per common share
 * Net Decrease in Net Assets Resulting from Operations was
   ($0.8) million or ($0.04) per common share

MCLEAN, Va., Aug. 3, 2009 (GLOBE NEWSWIRE) -- Gladstone Capital Corp. (Nasdaq:GLAD) (the "Company") today announced earnings for the third quarter ended June 30, 2009. All per share references are per basic and diluted weighted average common shares outstanding, unless otherwise noted.

Net Investment Income for the quarter ended June 30, 2009 was $5.4 million, or $0.26 per share, as compared to $6.7 million, or $0.32 per share, for the quarter ended June 30, 2008, a decrease in Net Investment Income of 19% and a decrease of 19% per share. Net Investment Income for the nine months ended June 30, 2009 was $16.9 million, or $0.80 per share, as compared to $20.4 million, or $1.06 per share, for the nine months ended June 30, 2008, a decrease in Net Investment Income of 17% and a decrease of 25% per share. Net Investment Income decreased primarily due to a decline in investment income resulting from the sale of loans during the quarter, lower transaction fees paid by the portfolio companies (which are credited against base management fees) and the amortization of deferred financing fees incurred in connection with the Company's prior and current credit facility subsequent to June 30, 2008. The per-share results were also adversely impacted by the issuance of additional shares in public offerings during the nine months ended June 30, 2008.

Net Decrease in Net Assets Resulting from Operations for the quarter ended June 30, 2009 was ($0.8) million, or ($0.04) per share, as compared to a Net Increase in Net Assets Resulting from Operations of $2.8 million, or $0.13 per share, for the quarter ended June 30, 2008. The decrease in Net Assets Resulting from Operations between the current and prior year periods was primarily due to the higher net loss on the Company's investment portfolio. The Company recorded net loss on investments of ($6.2) million for the three months ended June 30, 2009, compared to net loss of ($3.9) million for the three months ended June 30, 2008.

Net Increase in Net Assets Resulting from Operations for the nine months ended June 30, 2009 was $0.4 million, or $0.02 per share, as compared to a Net Decrease in Net Assets Resulting from Operations of ($7.2) million, or ($0.37) per share, for the nine months ended June 30, 2008. The increase in Net Assets Resulting from Operations between the current and prior year periods was primarily due to the lower net loss on the Company's investment portfolio. The Company recorded net loss on investments of ($16.5) million for the nine months ended June 30, 2009, compared to net loss of ($27.6) million for the nine months ended June 30, 2008.

Although the aggregate investment portfolio has depreciated, the entire portfolio was fair valued at 86% of cost as of June 30, 2009. The cumulative unrealized depreciation of the Company's investments does not have an impact on its current ability to pay distributions to stockholders, although it may be an indication of future realized losses, which could ultimately reduce the Company's income available for distribution.

Total assets were $344.3 million at June 30, 2009, as compared to $425.7 million at September 30, 2008. Net asset value was $11.86 per actual common share outstanding at June 30, 2009, as compared to $12.89 per actual common share outstanding at September 30, 2008.

The annualized weighted average yield on the Company's portfolio, excluding cash, was 10.4% for the quarter ended June 30, 2009, as compared to 10.1% for the quarter ended June 30, 2008. The weighted average yield varies from period to period based on the current stated interest rate on interest-bearing investments and the amounts of loans for which interest is not accruing. The increase in the weighted average yield for the current quarter results primarily from the Company's sale of lower interest-bearing senior syndicated loans. The effect of continuing reductions in LIBOR has been mitigated by the presence of a rate floor or fixed rate on most of the non-syndicated loans held in the Company's portfolio as of June 30, 2009.

For the quarter ended June 30, 2009, the Company reported the following significant activity:

 * Funded approximately $7.6 million of additional investments to existing portfolio companies;
 * Received principal repayments of approximately $15.5 million, which included scheduled principal payments and full repayments;
 * Received proceeds of approximately $39.8 million from the sale of 1 non-syndicated and 15 syndicated loans (which resulted in the
   Company's exit from 7 portfolio companies) and recorded a
   corresponding realized net loss of approximately $10.6 million;
 * Received approximately $123,000 in success fees in connection with the sale of one investment;
 * Repaid in full the previous credit facility with Deutsche Bank, A.G.
   and entered into a new credit facility with Key Equipment Finance
   Company Inc. and Branch Bank and Trust Company for a $127 million line of credit, which matures on May 14, 2010, with a one year amortization period; and
 * Paid monthly cash distributions of $0.07 per share for each of the months of April, May and June 2009.

At June 30, 2009, the Company had investments in 51 private companies with an aggregate cost basis of $386.1 million and an aggregate fair value of $333.4 million, as noted in the following table.

                                                      June 30, 2009
                                                  --------------------
                                                     Cost   Fair Value
                                                  ---------  ---------
                                                     (in thousands)
 Senior Term Debt                                 $ 242,373  $ 213,330
 Senior Subordinated Term Debt                      138,277    115,026
 Preferred & Common Equity Securities                 5,478      2,677
                                                  ---------  ---------
 Total Investments                                $ 386,128  $ 331,033
                                                  =========  =========

"Times remain difficult given the economy and lending environment," said Chip Stelljes, President and Chief Investment Officer. "We expect the majority of the portfolio to continue paying as agreed, although we are working hard with our portfolio companies on their performance as we move through this difficult economic and financial cycle. We are seeing some strengthening in the secondary loan market although loans continue to trade at significant discounts to original cost. Even though the values generally remained stable this quarter, we still believe the valuations are more reflective of the overall poor market for loans rather than our specific portfolio."

 Subsequent to June 30, 2009, the Company:

 * Funded approximately $230,000 of additional investments to existing portfolio companies;
 * Received approximately $8.6 million of repayments, including scheduled amortizations and repayments and syndicated loan sales;
 * Renewed its Advisory Agreement with the Adviser and Administration
   Agreement with the Administrator through August 31, 2010;
 * Sold a syndicated loan with a cost value of approximately
   $8.0 million at June 30, 2009, for $6.4 million in net proceeds;
   and
 * Declared monthly cash distributions of $0.07 per common share for each of the months of July, August and September 2009.

The financial statements below are without footnotes so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended June 30, 2009, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission (the "SEC"), which can be retrieved from the SEC's website at www.sec.gov or from the Company's website at www.GladstoneCapital.com. A paper copy can be obtained free of charge by writing to us at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

The Company will hold a conference call Tuesday, August 4, 2009 at 8:30 am EDT. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions. A replay of the conference call will be available through September 4, 2009. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 328283. The replay will be available approximately two hours after the call concludes.

The live audio broadcast of Gladstone Capital's quarterly conference call will be available online at www.GladstoneCapital.com and www.investorcalendar.com. The event will be archived and available for replay on the Company's website through November 4, 2009.

The statements in this press release regarding the longer-term prospects of and expected continued current payments from the Company's portfolio companies and the state of the secondary loan markets are "forward-looking statements." These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results to differ from these forward-looking statements include, among others, the duration and potential future effects of the current economic downturn on its portfolio companies and on the senior loan market, and those factors listed under the caption "Risk Factors" of the Company's Form 10-K for the fiscal year ended September 30, 2008, as filed with the SEC on December 2, 2008 and the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2008 and March 31, 2009 as filed with the SEC on February 3, 2009 and May 5, 2009, respectively. The risk factors set forth in the Form 10-K and Form 10-Qs under the caption "Risk Factors" are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                     GLADSTONE CAPITAL CORPORATION
       CONDENSED CONSOLIDATED STATEMENTS OF ASSETS & LIABILITIES
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                             (UNAUDITED)

                                                   June 30,  Sept. 30,
                                                     2009      2008
                                                  ---------  ---------
 ASSETS
 Non-Control/Non-Affiliate investments (Cost
  6/30/09: $357,896; 9/30/08: $448,356)           $ 317,501  $ 407,153
 Control investments (Cost 6/30/09: $28,232;
  9/30/08: $12,514)                                  13,532        780
                                                  ---------  ---------
 Total investments at fair value (Cost 6/30/09:
  $386,128; 9/30/08: $460,870)                      331,033    407,933
 Cash                                                 4,566      6,493
 Interest receivable - investments in
  debt securities                                     3,669      3,588
 Interest receivable - employees                        117         91
 Due from custodian                                   1,631      4,544
 Deferred financing fees                              1,761      1,905
 Prepaid assets                                         216        306
 Other assets                                         1,340        838
                                                  ---------  ---------
 TOTAL ASSETS                                     $ 344,333  $ 425,698
                                                  =========  =========

 LIABILITIES
 Accounts payable                                 $       6  $       8
 Interest payable                                       429        646
 Fee due to Administrator                               218        247
 Due to Adviser                                         700        457
 Borrowings under line of credit                     91,700    151,030
 Accrued expenses and deferred liabilities            1,119      1,328
 Funds held in escrow                                   165        234
                                                  ---------  ---------
 TOTAL LIABILITIES                                   94,337    153,950
                                                  ---------  ---------
 NET ASSETS                                       $ 249,996  $ 271,748
                                                  =========  =========

 ANALYSIS OF NET ASSETS
 Common stock, $0.001 par value, 50,000,000
  shares authorized and 21,087,574 shares issued
  and outstanding at June 30, 2009 and
  September 30, 2008                              $      21  $      21
 Capital in excess of par value                     334,140    334,143
 Notes receivable - employees                        (9,170)    (9,175)
 Net unrealized depreciation on investments         (55,096)   (52,937)
 Unrealized depreciation on derivative                   --       (304)
 Distributions in excess of net investment income   (19,899)        --
                                                  ---------  ---------
 TOTAL NET ASSETS                                 $ 249,996  $ 271,748
                                                  =========  =========
 NET ASSETS PER SHARE                             $   11.86  $   12.89
                                                  =========  =========

                      GLADSTONE CAPITAL CORPORATION
             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                               (UNAUDITED)

                       Three Months Ended        Nine Months Ended
                            June 30,                  June 30,
                    ------------------------  ------------------------
                        2009         2008         2009         2008
                    -----------  -----------  -----------  -----------
 INVESTMENT INCOME
  Interest income -
   Non-Control/
   Non-Affiliate
   investments      $     9,726  $    11,220     $ 31,716  $    33,454
  Interest income -
   Control
   investments              754           16        1,256           45
  Interest income -
   Cash                      --           38           11          285
  Interest income -
   Notes receivable
   from employees           118          118          352          354
  Prepayment fees
   and other income          --           28           --           34
                    -----------  -----------  -----------  -----------
   Total investment
    income               10,598       11,420       33,335       34,172
                    -----------  -----------  -----------  -----------

 EXPENSES
  Interest expense        1,811        1,771        6,288        5,982
  Loan servicing fee      1,410        1,598        4,559        4,541
  Base management
   fee                      457          529        1,374        1,664
  Incentive fee           1,060        1,340        3,326        4,089
  Administration fee        218          285          656          737
  Professional fees         266          167          784          706
  Amortization of
   deferred
   financing fees           808          572        2,253          830
  Stockholder
   related costs             33           34          317          292
  Directors fees             55           52          151          163
  Insurance expense          69           57          192          170
  Other expenses             89          103          230          263
                    -----------  -----------  -----------  -----------
   Expenses before
    credit from
    Adviser               6,276        6,508       20,130       19,437
                    -----------  -----------  -----------  -----------
  Credit to base
   management and
   incentive fees
   from Adviser          (1,113)      (1,785)      (3,667)      (5,708)
                    -----------  -----------  -----------  -----------
   Total expenses
    net of credit to
    base management
    and incentive
    fees                  5,163        4,723       16,463       13,729
                    -----------  -----------  -----------  -----------

 NET INVESTMENT
  INCOME                  5,435        6,697       16,872       20,443
                    -----------  -----------  -----------  -----------

 REALIZED AND
  UNREALIZED GAIN
  (LOSS) ON
  INVESTMENTS AND
  DERIVATIVE:
  Net realized loss
   on investments       (10,594)         (86)     (14,325)         (86)
  Realized (loss)
   gain on
   settlement of
   derivative                --           --         (304)           6
  Unrealized
   appreciation
   (depreciation) on
   derivative                --           --          304          (12)
  Net unrealized
   appreciation
   (depreciation) on
   investments            4,371       (3,802)      (2,158)     (27,545)
                    -----------  -----------  -----------  -----------
   Net loss on
    investments          (6,223)      (3,888)     (16,483)     (27,637)

 NET (DECREASE)
  INCREASE IN NET
  ASSETS RESULTING
  FROM OPERATIONS   $      (788) $     2,809  $       289  $    (7,194)
                    ===========  ===========  ===========  ===========

 NET (DECREASE)
  INCREASE IN NET
  ASSETS RESULTING
  FROM OPERATIONS
  PER COMMON SHARE:
   Basic and
    Diluted         $     (0.04) $      0.13  $      0.02  $     (0.37)
                    ===========  ===========  ===========  ===========

 WEIGHTED AVERAGE
  SHARES OF COMMON
  STOCK OUTSTANDING:
   Basic and
    Diluted          21,087,574   21,087,574   21,087,574   19,237,203

                    GLADSTONE CAPITAL CORPORATION
                        FINANCIAL HIGHLIGHTS
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA)
                            (UNAUDITED)

                       Three months ended         Nine months ended
                             June 30,                  June 30,
                    ------------------------  ------------------------
                       2009          2008         2009         2008
                    -----------  -----------  -----------  -----------
 Per Share Data (1)
 ------------------
  Net asset value
   at beginning of
   period           $     12.10  $     14.27  $     12.89  $     14.97
                    -----------  -----------  -----------  -----------
  Income from
   investment
   operations:
    Net investment
     income (2)            0.26         0.32         0.80         1.06
    Net realized
     loss on
     investments (2)      (0.50)          --        (0.68)          --
    Realized loss on
     settlement of
     derivative (2)          --           --        (0.01)          --
    Unrealized
     appreciation on
     derivative (2)          --           --         0.01           --
    Net unrealized
     appreciation
     (depreciation)
     on investments
     (2)                   0.21        (0.19)       (0.10)       (1.43)
                    -----------  -----------  -----------  -----------
  Total from
   investment
   operations             (0.03)       (0.13)        0.02        (0.37)
                    -----------  -----------  -----------  -----------

  Distributions to
   stockholders (3)       (0.21)       (0.42)       (1.05)       (1.26)
  Issuance of common
   stock under
   shelf offering            --           --           --         0.68
  Offering costs             --        (0.01)          --        (0.05)
                    -----------  -----------  -----------  -----------
  Net asset value
   at end of period $     11.86  $     13.97  $     11.86  $     13.97
                    ===========  ===========  ===========  ===========

  Per share market
   value at
   beginning of
   period           $      6.26  $     18.71  $     15.24  $     19.52
  Per share market
   value at end
   of period        $      7.53  $     15.24  $      7.53  $     15.24
  Total return
   (4)(5)                23.88%      -16.53%      -43.15%      -16.15%
  Shares outstanding
   at end of period  21,087,574   21,087,574   21,087,574   21,087,574

  Statement of
   Assets and
   Liabilities Data:
  ------------------
  Net assets at end
   of period        $   249,997  $   294,674  $   249,997  $   294,674
  Average net
   assets (6)       $   253,130  $   295,405  $   254,886  $   284,641
  Senior Securities
   Data:
  -----------------
  Borrowings under
   line of credit   $    91,700  $   133,090  $    91,700  $   133,090
  Asset coverage
   ratio (7)(8)            373%         321%         373%         321%
  Asset coverage
   per unit (8)     $     3,726  $     3,214  $     3,726  $     3,214
  Ratios/
   Supplemental
   Data:
  -------------
  Ratio of expenses
   to average net
   assets
   -annualized (9)        9.92%        8.81%       10.53%        9.10%
  Ratio of net
   expenses to
   average net
   assets-annualized
   (10)                   8.16%        6.40%        8.61%        6.43%
  Ratio of net
   investment income
   to average net
   assets-annualized      8.59%        9.07%        8.83%        9.58%

 (1)  Based on actual shares outstanding at the end of the
      corresponding period.
 (2)  Based on weighted average basic per share data.
 (3)  Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally
      accepted in the United States of America.
 (4)  Total return equals the change in the ending market value of the
      Company's common stock from the beginning of the period taking into account distributions reinvested in accordance with the terms of the Company's dividend reinvestment plan. Total return does not take into account distributions that may be
      characterized as a return of capital.
 (5)  Amounts were not annualized.
 (6)  Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting period.
 (7)  As a business development company, the Company is generally required to maintain a ratio of at least 200% of total assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings.
 (8)  Asset coverage ratio is the ratio of the carrying value of the
      Company's total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the
      aggregate amount of senior securities representing indebtedness.
      Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per $1,000 of indebtedness.
 (9)  Ratio of expenses to average net assets is computed using expenses before credits from Adviser to the base management and incentive fees and including income tax expense.
 (10) Ratio of net expenses to average net assets is computed using total expenses net of credits from Adviser to the base
      management and incentive fees and including income tax expense.

CONTACT: Gladstone Capital Corporation
         Investor Relations
         703-287-5893